Exhibit 10.23
AMENDMENT NO. 1 TO CONSULTING AGREEMENT
This Amendment No. 1 to Consulting Agreement (this “Amendment”) has been made and entered into as of December 5, 2025 by and between Xeris Pharmaceuticals, Inc. (the “Company”) and Ken Johnson (the “Consultant”). This Amendment amends that certain Consulting Agreement (the “Agreement”) dated April 1, 2025 by and between the parties to this Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
NOW, THEREFORE, the parties intending to be legally bound, hereby agree as follows:

1.Amendment. The Agreement is hereby amended such that Section 2 is hereby deleted in its entirety and replaced with the following:
“2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until February 1, 2027, unless the relationship ends on an earlier date due to your resignation, death or disability (the “Consultation Period”).”
2.Miscellaneous. Except as amended hereby, the terms of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, is binding on each of the parties to this Amendment. Sections 9-16 and Section 19 of the Agreement shall apply to this Amendment directly as if incorporated herein.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
Xeris Pharmaceuticals, Inc.:
By: /s/ Anh Nguyen
Name:     Anh Nguyen
Title:    Chief Medical Officer
Ken Johnson:
/s/ Ken Johnson